SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported): October 12, 1999


                            GROUP LONG DISTANCE, INC.
                     --------------------------------------
               (Exact name of Registrant as Specified in Charter)


      Florida                   0-21913              65-0213198
      ---------------           --------------       ----------------
      (State or other           (Commission          (IRS Employer
      jurisdiction of           File Number)         Identification No.)
      organization)



1451 West Cypress Creek Road
Suite 200
Fort Lauderdale, Florida                               33309
--------------------------------------------------------------------
(Address of Principal Executive Offices)               (Zip Code)




Registrant's telephone number, including area code:  (954) 771-9696



                            Not Applicable
              -------------------------------------------
(Former Name or Former Address if Changed Since Last Report)

Item 5.         Other Events

                On October 13, 1999, Mr. Gerald M. Dunne, Jr. ("Dunne") resigned as President, Chief Executive Officer, Chairman of the Board and a Director of the Company and each of its subsidiaries.

                In connection with Dunne's resignation, on October 13, 1999, the Company and Dunne entered into a Separation Agreement (the "Separation Agreement") pursuant to which the Company agreed to pay Dunne severance pay of $190,000, less all applicable employment withholding taxes, a portion of the severance pay will be paid upon the satisfaction of certain conditions by Dunne. Pursuant to the Separation Agreement, Dunne is also subject to confidentiality and non-compete provisions. Pursuant to the Separation Agreement, Dunne is also to receive (1) health insurance benefits for two years, (2) coverage under the Company's Directors and Officers insurance polity for two years and (3) a car allowance for one year effective September 1, 1999. Pursuant to the Separation Agreement, Dunne and the Company have also released each other against any and all claims that either may have against each other in connection with Dunne's employment by the Company. Pursuant to the Separation Agreement, the Company may engage Dunne as a consultant from time to time and Dunne will be compensated at the rate of $250 per hour for such services.

                On October 13, 1999, Mr. Glenn S. Koach, formerly Executive Vice President of the Company, was appointed by the Board of Directors as the Company's President, assuming the responsibilities of Mr. Dunne in such capacity. On August 1, 1999, Mr. Koach, a former director of the Company had rejoined the Company as Executive Vice President and on September 11, 1999, Mr. Koach was named a Director, filling the vacancy created by the resignation of Peter Russo.

                On October 13, 1999, Mr. John L. Tomlinson was appointed Chairman of the Company's Board of Directors. In May 1999, Mr. Tomlinson was appointed a Vice President of the Company. Mr. Tomlinson has been a Director of the Company since November 1995.

Item 7.         Financial Statements, Pro Forma Financial Information and
                Exhibits

                1. Press Release issued by the Company dated October 14, 1999.

                                    SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                        GROUP LONG DISTANCE, INC.



                                        By: /s/Glenn S. Koach
                                           --------------------------------
                                              Glenn S. Koach
                                              President

                                  EXHIBIT INDEX


Exhibit

99.1           Press Release issued by the Company dated October 14, 1999.

                                                                    EXHIBIT 99.1
                            Group Long Distance, Inc.
                     1451 West Cypress Creek Road, Ste. 200
                            Fort Lauderdale, FL 33309


Company Press Release


Group Long Distance Announces Management Changes


FT. LAUDERDALE, FL. October 14, 1999, (BusinessWire) GROUP LONG DISTANCE, INC. ("Group Long Distance" or the "Company") (OTC BB: GLDI, GLDIW,) announced today the following changes to its management structure effective October 13, 1999.

Mr. Glenn S. Koach was appointed President of the Company. Mr. Koach was previously Executive Vice President of the Company.

Mr. Gerald M. Dunne, Jr. entered into a Separation Agreement with the Company and resigned as President, Chief Executive Officer and as a Director of the Company and it subsidiaries.

Mr. John L. Tomlinson, a Director of the Company, was appointed Chairman of the Board, replacing Mr. Dunne.

GROUP LONG DISTANCE, INC. is a long distance telecommunications provider. The Company utilizes special network service contracts to provide its customers with products and services through major nationwide providers of telecommunications services. Group Long Distance is located at 1451 W. Cypress Creek Road, Ste. 200, Ft. Lauderdale, Florida 33309.

Certain of the statements contained in this press release may be deemed forward-looking statements. Such statements, and other matters addressed in this press release involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially from these statements and other matters, are the risks and other factors, detailed from time to time in the Company's reports filed with the United States Securities and Exchange Commission.


CONTACT:   Group Long Distance, Inc., Fort Lauderdale
           Glenn S. Koach
           President
           954/771-9696 ext. 253